SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2008

Green Plains Renewable Energy, Inc.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Adoption of Calendar Year as Fiscal Year.

On October 15, 2008, Green Plains Renewable Energy, Inc.’s Board of Directors adopted December 31 as its fiscal year end, effective December 31, 2008.  As a result of this change in fiscal year end, the Company will file a transition report on Form 10-K for the transition period from April 1, 2008 to December 31, 2008 in accordance with Securities and Exchange Commission filing instructions.

Item 8.01.  Other Events.

Wayne B. Hoovestol Elected Chairman of the Board of Directors.

At a meeting of the Board of Directors held on October 15, 2008, Wayne B. Hoovestol, Chief Executive Officer, was elected Chairman of the Board of Directors of Green Plains Renewable Energy, Inc.  Mr. Hoovestol first joined the Company’s Board of Directors in March 2006, and has led the Company as its Chief Executive Officer since February 2007.  As Chairman, Mr. Hoovestol succeeds Robert D. Vavra who voluntarily resigned from the Board of Directors upon completion of the VBV merger.

A press release related to the aforementioned items is attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release, dated October 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated October 21, 2008.

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